PAINEWEBBER INCORPORATED
POWER OF ATTORNEY
  KNOW ALL MEN BY THESE PRESENTS that the undersigned
PaineWebber Incorporated, a Delaware corporation
hereinafter called the "Corporation"), and each of the
undersigned officers and directors of the Corporation do
hereby constitute and appoint J. Richard Sipes, Bart Rekucki and Robert E. Holley and each of them, his or her true and
lawful attorneys and agents, with full power to act
without the others, for him or her and in his name or her
name place and stead, in any and all capacities, to do any
and all acts and things, and execute in his or her name and
deliver and file with the Securities and Exchange Commission
(the "Commission"), in any and all instruments which said
attorneys and agents may deem necessary or advisable in order to enable the Corporation to comply with the Securities Act
of 1933 and the Investment Company Act of 1940, and any
requirements of the Commission in respect thereof, in
connection with (i) the registration under said Acts of The
Municipal Bond Trust, The Corporate Bond Trust, PaineWebber Pathfinders Trust, The PaineWebber Federal Government Trust
and The PaineWebber Equity Trust and units of fractional
undivided interest ("Units") thereof, (ii) the registration
under said Acts of one or more series of The Corporation
Income Fund, The Equity Income Fund, The Government Securities
Income Fund, The International Bond Fund and Municipal Investment Trust Fund and Units thereof (iii) and the registration under said Acts of any other unit investment trust fund (or other unit based investment vehicles not involving active management) established in accordance with the Investment Company Act of 1940 for which PaineWebber Incorporated, alone or with others, will act as
Depositor or Sponsors and/or Underwriter and Units thereof,
including specifically power and authority to sign his name to any and all Notifications of Registration and/or Registration Statements to be filed with the Securities and Exchange Commission under either of said Acts in respect to such Units and trusts, any amendment (including post-effective amendment) or application for amendment of such Notifications of Registration and/or Registration Statements,
and any Prospectuses, exhibits, financial statements, schedules or certificates, letters or any other documents filed therewith and to file the same with the Commission; and any applications for exemption orders under the Investment Company Act of 1940, and all amendments thereto, in connection with any or all of the above-mentioned trusts; and to take any and all action that said attorney-in-fact may deem necessary or advisable in order to fully carry out the intent of the foregoing appointment; and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, and each of them shall do or cause to be done by virtue hereof. Any one of said agents and attorneys shall have, and may exercise, without the others, all the powers hereby conferred.
  IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 24th day of November, 1997.
/s/ DONALD B. MARRON                /s/ JOSEPH J. GRANO, JR.
    Donald B. Marron                    Joseph J. Grano, Jr.
    Chairman, Chief Executive           President and Director
    Officer and Director of             of PaineWebber Incorporated
    PaineWebber Incorporated            PaineWebber Incorporated
/s/ STEVE P. BAUM                   /s/ ROBERT H. SILVER
    Steve P. Baum                       Robert H. Silver
    Executive Vice President            Executive Vice President
    and Director of                     and Director of
    PaineWebber Incorporated            PaineWebber Incorporated
/s/ REGINA A. DOLAN                 /s/ MARK B. SUTTON
    Regina A. Dolan                     Mark B. Sutton
    Executive Vice President,           Executive Vice President
    Chief Financial Officer             and Director of
    and Director of                     PaineWebber Incorporated
    PaineWebber Incorporated
/s/ MARGO N. ALEXANDER              /s/ TERRY L. ATKINSON
    Margo N. Alexander                  Terry L. Atkinson
    Executive Vice President and        Managing Director and
    and Director of                     Director of
    PaineWebber Incorporated            PaineWebber Incorporated
/s/ BRIAN M. BAREFOOT               /s/ MICHAEL CULP
    Brian M. Barefoot                   Michael Culp
    Executive Vice President            Managing Director
    and Director of                     and Director of
    PaineWebber Incorporated            PaineWebber Incorporated
/s/ EDWARD M. KERSCHNER             /s/ JAMES P. MACGILVRAY
    Edward M. Kerschner                 James P. MacGilvray
    Managing Director and               Executive Vice President
    and Director of                     and Director of
    PaineWebber Incorporated            PaineWebber Incorporated